AMENDMENT NO. 15
TO THE FIRST RESTATED
MASTER DISTRIBUTION PLAN
(Class R Shares)
          The First Restated Master Distribution Plan (the “Plan”), dated as of August 18, 2003, and as subsequently amended, and as restated the 20th day of September, 2006, pursuant to Rule 12b-1, is hereby amended, effective December 13, 2011, as follows:
                    WHEREAS, the parties desire to amend the Plan to add the following Portfolio — Invesco Premium Income Fund and to remove the following portfolios — Invesco Large Cap Basic Value Fund, Invesco Large Cap Growth Fund, Invesco Basic Balanced Fund, Invesco Mid Cap Basic Value Fund, Invesco Balanced-Risk Retirement 2010 Fund, Invesco Basic Value Fund, Invesco Conservative Allocation Fund, Invesco Moderate Growth Allocation Fund, Invesco LIBOR Alpha Fund, Invesco Global Fund, Invesco Core Bond Fund and Invesco Income Fund;
                    NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:
“SCHEDULE A
TO
FIRST RESTATED
MASTER DISTRIBUTION PLAN
(CLASS R SHARES)
(DISTRIBUTION AND SERVICE FEES)
     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class R Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Class R Shares of each Portfolio to the average daily net assets of the Class R Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class R Shares of the Portfolio.

	Minimum
	Asset
AIM COUNSELOR SERIES TRUST	Based	Maximum	Maximum
(INVESCO COUNSELOR SERIES TRUST)	Sales	Service	Aggregate
Portfolio - Class R Shares	Charge	Fee	Fee
Invesco Core Plus Bond Fund	0.25%	0.25%	0.50%
Invesco Floating Rate Fund	0.25%	0.25%	0.50%
Invesco Structured Core Fund	0.25%	0.25%	0.50%
Invesco Van Kampen American Franchise Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
AIM EQUITY FUNDS	Based	Maximum	Maximum
(INVESCO EQUITY FUNDS)	Sales	Service	Aggregate
Portfolio - Class R Shares	Charge	Fee	Fee
Invesco Capital Development Fund	0.25%	0.25%	0.50%
Invesco Charter Fund	0.25%	0.25%	0.50%
Invesco Constellation Fund	0.25%	0.25%	0.50%
Invesco Diversified Dividend Fund	0.25%	0.25%	0.50%

AIM FUNDS GROUP	Based	Maximum	Maximum
(INVESCO FUNDS GROUP)	Sales	Service	Aggregate
Portfolio - Class R Shares	Charge	Fee	Fee
Invesco Global Core Equity Fund	0.25%	0.25%	0.50%
Invesco Small Cap Equity Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
AIM GROWTH SERIES	Based	Maximum	Maximum
(INVESCO GROWTH SERIES)	Sales	Service	Aggregate
Portfolio - Class R Shares	Charge	Fee	Fee
Invesco Balanced-Risk Retirement Now Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Retirement 2020 Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Retirement 2030 Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Retirement 2040 Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Retirement 2050 Fund	0.25%	0.25%	0.50%
Invesco Global Equity Fund	0.25%	0.25%	0.50%
Invesco Growth Allocation Fund	0.25%	0.25%	0.50%
Invesco Income Allocation Fund	0.25%	0.25%	0.50%
Invesco International Allocation Fund	0.25%	0.25%	0.50%
Invesco Mid Cap Core Equity Fund	0.25%	0.25%	0.50%
Invesco Moderate Allocation Fund	0.25%	0.25%	0.50%
Invesco Moderately Conservative Allocation Fund	0.25%	0.25%	0.50%
Invesco Small Cap Growth Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
AIM INTERNATIONAL MUTUAL FUNDS	Based	Maximum	Maximum
(INVESCO INTERNATIONAL MUTUAL FUNDS)	Sales	Service	Aggregate
Portfolio - Class R Shares	Charge	Fee	Fee
Invesco European Growth Fund	0.25%	0.25%	0.50%
Invesco International Core Equity Fund	0.25%	0.25%	0.50%
Invesco International Growth Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
AIM INVESTMENT FUNDS	Based	Maximum	Maximum
(INVESCO INVESTMENT FUNDS)	Sales	Service	Aggregate
Portfolio - Class R Shares	Charge	Fee	Fee
Invesco Balanced-Risk Allocation Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Commodity Strategy Fund	0.25%	0.25%	0.50%
Invesco Emerging Market Local Currency Debt Fund	0.25%	0.25%	0.50%
Invesco Emerging Markets Equity Fund	0.25%	0.25%	0.50%
Invesco Endeavor Fund	0.25%	0.25%	0.50%
Invesco Premium Income Fund	0.25%	0.25%	0.50%
Invesco Small Companies Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
AIM INVESTMENT SECURITIES FUNDS	Based	Maximum	Maximum
(INVESCO INVESTMENT SECURITIES FUNDS)	Sales	Service	Aggregate
Portfolio - Class R Shares	Charge	Fee	Fee
Invesco Dynamics Fund	0.25%	0.25%	0.50%
Invesco Global Real Estate Fund	0.25%	0.25%	0.50%
Invesco Money Market Fund	0.15%	0.25%	0.40%
Invesco Real Estate Fund	0.25%	0.25%	0.50%
Invesco Short Term Bond Fund	0.25%	0.25%	0.50%
Invesco U.S. Government Fund	0.25%	0.25%	0.50%

	Minimum
	Asset
AIM SECTOR FUNDS	Based	Maximum	Maximum
(INVESCO SECTOR FUNDS)	Sales	Service	Aggregate
Portfolio - Class R Shares	Charge	Fee	Fee
Invesco Leisure Fund	0.25%	0.25%	0.50%
Invesco Van Kampen Value Opportunities Fund	0.25%	0.25%	0.50%”
All other terms and provisions of the Plan not amended herein shall remain in full force and effect.
Dated: December 13, 2011

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